UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2006

Dolby Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated 2005 Stock Plan

On December 22, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) approved, subject to stockholder approval, an amendment and restatement of the Company’s 2005 Stock Plan (the “Plan”) to permit certain future awards under the Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to permit the granting of performance cash bonus awards under the Plan. At the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) on February 14, 2006, the Company’s stockholders approved the amended and restated Plan. A copy of the amended and restated Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

2006 Dolby Annual Incentive Plan

On December 22, 2005, the Committee adopted, subject to stockholder approval of the amended and restated Plan at the Annual Meeting, a cash bonus plan for fiscal year 2006, entitled the 2006 Dolby Annual Incentive Plan (the “2006 DAIP”). A copy of the 2006 DAIP is filed with this report as Exhibit 99.2 and is incorporated herein by reference.

All employees of the Company, including executive officers, are eligible to receive bonuses pursuant to the 2006 DAIP. Individual bonuses are to be determined based upon a combination of the level of funding of the bonus pool and achievement of personal objectives. The Committee determined that the bonus pool under the 2006 DAIP will be funded to the extent that the Company achieves certain pre-tax profit margin and gross revenue goals during the 2006 fiscal year.

Target bonuses are a percentage of each employee’s salary. Target bonuses and individual performance objectives for executive officers are set by the Committee, and, for all other employees, are set by their respective managers. For the 2006 fiscal year, the target bonuses for the Company’s executive officers are: 75% of base salary for our chief executive officer and 50% to 55% of base salary for our other executive officers. For fiscal year 2006, individual performance objectives for executive officers include: the achievement of certain objectives related to business development, research and product expansion, financial, sales and marketing initiatives, and internal controls and procedures.

The actual bonus amount payable will be based on the percentage by which the individually-established performance objectives are met or exceeded, but may be less than, or exceed, the employee’s target bonus, depending on the extent to which the bonus pool is funded and achievement of such employee’s personal objectives relative to the achievement of personal objectives by other employees in the same department. However, no actual bonus may exceed the limitations in the Plan. An executive officer may only be paid a bonus under the 2006 DAIP if the Committee has certified in writing that the applicable individual performance objectives have been met.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Dolby Laboratories, Inc. 2005 Stock Plan, as amended and restated.

99.2	2006 Dolby Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark S. Anderson
Mark S. Anderson
Vice President, General Counsel and Secretary

Date: February 16, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dolby Laboratories, Inc. 2005 Stock Plan, as amended and restated

99.2	2006 Dolby Annual Incentive Plan